UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Quad/Graphics, Inc. (the “Company”) completed the fourth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility on June 29, 2020. The Senior Secured Credit Facility was amended to (a) reduce the aggregate amount of the existing revolving credit facility from $800 million to $500 million; (b) make certain adjustments to pricing, including an adjustment to the pricing grid to provide for an increased interest margin when the total leverage of the Company is above 3.50 to 1.00, and the addition of a 0.75% LIBOR floor; (c) provide for certain financial covenant relief through the fiscal quarter ending September 30, 2021 (the “Covenant Relief Period”); (d) provide for adjustments to certain operational covenants during the Covenant Relief Period, including limiting permitted acquisitions to a net $75 million purchase price during the Covenant Relief Period, subject to the total net leverage ratio being 0.25 less than the maximum allowed, and prohibiting repurchases of capital stock during the Covenant Relief Period; and (e) require certain direct and indirect subsidiaries of the Company organized in Mexico to provide unsecured guaranties.

The following amendments were made to the quarterly financial covenants to which the Company is subject (all financial terms, numbers and ratios are as defined in the Senior Secured Credit Facility, as amended by the fourth amendment):

•On a rolling twelve-month basis, the Total Net Leverage Ratio, defined as consolidated net indebtedness to consolidated EBITDA, shall not exceed (i) 4.25 to 1.00 for the quarters ending June 30, 2020 and September 30, 2020, (ii) 4.50 to 1.00 for the quarters ending December 31, 2020 and March 31, 2021, (iii) 4.25 to 1.00 for the quarter ending June 30, 2021, and (iv) 4.125 to 1.00 for the quarter ending September 30, 2021, provided that that if the Covenant Relief Period ends on or prior to September 30, 2021, the Company will be required to comply with the maximum Total Leverage Ratio covenant set forth immediately below, instead of this maximum Total Net Leverage Ratio covenant.

•On a rolling twelve-month basis, the Total Leverage Ratio, defined as consolidated total indebtedness to consolidated EBITDA, shall not exceed 3.75 to 1.00 for the quarter ending December 31, 2021 and each quarter thereafter.

The Senior Secured Credit Facility remains secured by substantially all of the unencumbered assets of the Company. The Senior Secured Credit Facility also requires the Company to provide additional collateral to the lenders in certain limited circumstances.

The foregoing description of the fourth amendment to the Company’s Senior Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the fourth amendment to the Company’s Senior Secured Credit Facility, which is attached as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein.

A copy of the press release announcing the closing of the fourth amendment to the Company’s Senior Secured Credit Facility is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits. The exhibits listed in the exhibit index below are being filed herewith:

EXHIBIT INDEX

Exhibit
Number

(4)  Amendment No. 4, dated as of June 29, 2020, to Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among Quad/Graphics, Inc., as the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

(99)  Press release of Quad/Graphics, Inc., dated July 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 6, 2020

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration, General Counsel and Secretary

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